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                                                                    EXHIBIT 10.2















                              OFFICE BUILDING LEASE

                                       FOR

                                CENTENNIAL CENTER






                               COLUMBINE WEST LLC,
                      A COLORADO LIMITED LIABILITY COMPANY
                                  (AS LANDLORD)

                                       AND

                      HERITAGE BANK, A COLORADO CORPORATION
                                   (AS TENANT)



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                             OFFICE BUILDING LEASE


         THIS LEASE is made as of the 11th day of July, 2001, by and between Columbine West LLC, a Colorado limited liability company ("Landlord") and Heritage Bank, a Colorado corporation ("Tenant").

                                   WITNESSETH:

1. DEFINITIONS

         In addition to other terms which are defined elsewhere in this Lease, the terms defined in the following subparagraphs of. this Paragraph 1 shall have the meanings set forth in such subparagraph whenever used in this Lease with the first letter of each capitalized.

         A. "Operating Expenses" are estimated to be an amount equal to $6.80 for the year 2001, per annum multiplied by the total number of square feet of the Rentable Area, as hereinafter defined.

         B. "Base Rent" shall mean:

         Term                               Monthly                    s.f./NNN
         ----                               -------
         5/1/2003 to 10/30/03               $4,921.13                  $16.50 plus operating expenses
         5/1/2003 to 10/31/03               $4,921.13                  $16.50 plus operating expenses

         C. "Building Standard" shall mean the level of tenant finish improvements or level of Building services, as the context may require, customarily offered from time to time by Landlord to all tenants of the Building.

         D. "Common Areas" shall mean portions of the Building and Shopping Center (as those terms are hereinafter defined) which are made available on a non-exclusive basis for general use in common of tenants, their employees, agents and invitees. Landlord shall have the right from time to time to change the location of character of and to make alterations of or additions to the Common Areas, and to repair and reconstruct the Common Areas.

         E. "Landlord's Notice Address" shall mean 216 16th Street, Suite 850, Office of the Manager, Denver, Colorado 80202, or such other address as Landlord may from time to time designate.

         F. "Lease Year" shall mean each twelve (12) month period beginning with the date the Primary Lease Term commences, or any anniversary thereof, and ending on the preceding date one (1) year later.

         G. "Premises" shall mean those certain premises comprised of approximately 3,579 rentable square feet of space, known as Suite 211, as depicted on Exhibit A attached hereto,


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located on the second floor of the office building (the "Building") depicted on
Exhibit A-2l hereto, which Building is a part of a shopping center located on a parcel of real property described on Exhibit B in the County of Boulder, Colorado (the "Tract"), known as Centennial Center (the Tract and all improvements now or hereafter constructed thereon are collectively referred to herein as the "Shopping Center"). A portion of the improvements in the Shopping Center depicted on Exhibit A-2 is a retail center (the "Retail Center").

         H. "Primary Lease Term" The term of the Lease shall commence at 12:01 a.m. on the 1st day of May 2003, and shall terminate at 12:00 midnight on the 31 day of October 2003, of a term of six months. Tenant may terminate earlier than six months by giving Landlord ninety (90) days' prior written notice.

         I. "Rentable Area" shall mean approximately 32,289 rentable square feet which is all rentable space available for leasing in the Building. If there is a significant change in the aggregate Rentable Area as a result of an addition to the Building, partial destruction thereof, modification to Building design, or similar cause which causes a reduction or increase thereto on a permanent basis, Landlord shall make such adjustment in the computations as shall be necessary to provide for any such change. Tenant agrees that the Rentable Area, the Base Rent, and Tenant's Pro Rata Share may be recalculated in the event that the Building and/or Premises are measured upon completion, and it is determined that the square footage of the Building and/or Premises differs from those set forth in Paragraphs 1, 4 and 5 hereof.

         J. "Security Deposit" shall mean the sum of $4,921.13.

         K. "Tenant's Notice Address" shall mean the Premises.

         L. "Tenant's Permitted Use" shall mean business office use.

         M. "Tenant's Pro Rata Share" shall mean 11 and 1/100 percent (11.1%), calculated by dividing the rentable square feet comprising the Premises by the Rentable Area. In the event Tenant at any time during the Primary Lease Term, or any extensions thereof, leases additional space in the Building, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then being leased by Tenant (including any additional space) by the Rentable Area and the resulting percentage shall become Tenant's Pro Rata Share.

         N. "Contingency" This Lease Agreement for Suite #211 is expressly contingent upon execution of a Sublease Agreement and Landlord's Consent to Sublease with respect to Suite 211 between Heritage Bank and Estarcom, Inc. If such sublease is not executed on or before said date, this Lease Agreement shall be deemed null and void and of no further force and effect.

2. PREMISES

         In consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant the Premises, together with a non-exclusive right, subject to the provisions hereof, to use

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all appurtenances thereto, including, but not limited to, any plazas, Common
Areas, or other areas on the real property (described more particularly on Exhibit B) designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building.

3. RENT

         Tenant shall begin to pay the Base Rent on the date the Primary Lease Term commences and shall continue to pay on the first day of each month thereafter during the term hereof. Landlord will allow Tenant a five (5) day grace period. All rents shall be paid in advance, without notice, set off; abatement, counterclaim, deduction or diminution, at Landlord's Notice Address, or at such place as Landlord from time to time designates in writing. In addition, Tenant shall pay to Landlord Tenant's Pro Rata Share of increases in Operating Expenses as provided herein and such other charges as are required by the terms of this Lease to be paid by Tenant which shall be referred to herein as "Additional Rent." Landlord shall have the same rights as to the Additional Rent as it has in the payment of Base Rent.

4. {Intentionally deleted}

5. OPERATING EXPENSES

         A. "Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Building and Shopping Center as determined by Landlord or Landlord's Accountants. Landlord shall allocate Operating Expenses attributable to operation and maintenance of the Common Areas of the Shopping Center between the Retail Center and the Building. It is understood and acknowledged by Tenant that Landlord has not made any representation or given Tenant any assurances that the Base Operating Expenses wilt equal any specified amounts (any estimates provided by Landlord being deemed non-binding estimates only). Operating Expenses shall include, but not be limited to:

                  (1) All real property taxes and assessments levied against the Building and Common Areas by any governmental or quasi-governmental authority. If the Building is taxed with other portions of the Shopping Center, Landlord shall equitably allocate such taxes and assessments between the Building and Retail Center The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building and Common Areas as a result of the use, ownership or operation of the Shopping Center or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, any taxes which shall be levied on the rentals of the Shopping Center shall be determined as if the Shopping Center were Landlord's only property and, provided, further, that in no event shall the term "taxes or assessments," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations (all of the foregoing are collectively referred to herein as the "Taxes"). "Assessment" shall include


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so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or mall district or special district thereof, against the Premises, the Building or Shopping Center or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid and shall include any applicable interest on such installments;

         Notwithstanding anything to the contrary contained herein, Tenant shall pay before delinquency any and all taxes , assessments, license taxes and other charges levied, assessed or imposed and which become payable during the Primary Lease Term and any extension upon Tenant's operations at, occupancy of, or conduct of business at the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located at the Premises. If Tenant shall install or cause Landlord to install special tenant improvements such as, but not limited to, private elevators, escalators, interior staircases or other fixtures and fittings which caused an increase in the assessed value of the Building, then Tenant shall also pay as Additional Rent all of the taxes reasonably allocable to such extraordinary improvements. If the taxing authorities failed to render a separate tax bill with respect to such improvements, Landlord shall allocate a reasonable portion of such taxes on the Building to such improvements.

                  (2) Costs of supplies, including, but not limited to, the cost of relamping and replacing ballasts in all Building Standard tenant lighting as the same may be required from time to time;

                  (3) Costs incurred in connection with obtaining and providing energy for the Building and Shopping Center, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

                  (4) Costs of water and sanitary and storm drainage services;

                  (5) Costs of janitorial and security services;

                  (6) Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;

                  (7) Costs of maintenance and replacement of landscaping;

                  (8) Insurance premiums, including fire and all-risk or multi-peril coverage, together with loss of rent endorsement, if applicable; the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the Shopping Center (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates); public liability insurance; and any other insurance carried by Landlord on the Shopping Center or any component parts thereof (all such insurance



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shall be in such amounts as may be required by any Mortgagee [as defined in
Paragraph 21 hereof] or as Landlord may reasonably determine);

                  (9) Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

                  (10) Professional building management fees, costs and expenses, including costs of office space and storage space required by management for performance of its services as contemplated herein;

                  (11) Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building and/or Shopping Center) incurred in the ordinary course of operating the Building and/or Shopping Center;

                  (12) The costs of capital improvements and structural repairs and replacements made in or to the Building and/or Shopping Center in order to conform to changes subsequent to the date of issuance of the certificate of occupancy for the Building in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Shopping Center (herein "Required Capital Improvements"); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein "Cost Savings Improvements"). The, expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized at a market rate of return over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord's Accountants); provided that the amortized amount of any Cost Savings Improvement shall be limited in any year to the reduction in Operating Expenses as a result thereof;

                  (13) Costs incurred by Landlord's Accountants in engaging experts or other consultants to assist them in making the computations required hereunder;

                  (14) Costs incurred by Landlord to operate, maintain and repair the health club facility and equipment therein.

"Operating Expenses" shall not include:

                  (a) Costs of work, including painting and decorating and tenant change work, which Landlord performs for any tenant or in any tenant's space in the Shopping Center other than work of a kind and scope which Landlord would be obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

                  (b) Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;


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                  (c) Leasing commissions, advertising expenses, and other costs incurred in leasing space in the Shopping Center;

                  (d) Costs of repairs or rebuilding necessitated by condemnation;

                  (e) Any interest on borrowed money or debt amortization, except as specifically set forth above; or

                  (f) Depreciation on the Building and/or Shopping Center.

         B. During each calendar year of the Primary Lease Term, or any extension thereof, including the first calendar year, Tenant shall pay to Landlord Tenant's Pro Rata share of Operating Expenses. All, amounts required to be paid by Tenant shall be paid within thirty (30) days following billing therefor by Landlord. In addition to the foregoing, it is agreed that, during each calendar year beginning with the first month of the second calendar year and continuing each month thereafter during the Primary Lease Term, or any extension thereof, Tenant shall pay to Landlord, at the same time as the Base Rent is paid, an amount equal to one-twelfth (1/12) of Landlord's estimate (as determined by Landlord's Accountants) of Tenant's Pro Rata Share of any Operating Expenses for the particular calendar year, with a final adjustment to be made between the parties at a later date for said calendar year.

                  (1) As soon as practicable following the end of each calendar year during the Primary Lease Term, or any extension thereof, including the first calendar year, Landlord shall submit to Tenant a statement prepared by a representative of Landlord setting forth the exact amount of Tenant's Pro Pita Share of the Operating Expenses for the calendar year just completed. Each such statement shall also set forth the projected Operating Expenses, for the new calendar year and the corresponding increase or decrease in Tenant's monthly rent for such new calendar year above or below the rental paid by Tenant for the immediately preceding calendar year computed in accordance with the foregoing provisions. To the extent that Tenant's Pro Rata Share of the Operating Expenses for the period covered by such statement is different from the estimated amount upon which Tenant paid rent during the calendar year just completed, Tenant shall pay to Landlord the difference in cash within thirty (30) days following receipt by Tenant of such statement from Landlord or receive a credit on the next months' rental owing hereunder, as the case nay be. Until Tenant receives such statement, Tenant's monthly rent for the new calendar year shall continue to be paid at the rate paid for the particular calendar year just completed, but Tenant shall commence payment to Landlord of the monthly installments of rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement. Moreover, Tenant shall pay to Landlord or deduct from the rent, as the case may be, on the date required for the first payment of rent, as adjusted, the difference, if any, between the monthly installments of rent so adjusted for the new calendar year and the monthly installments of rent actually paid during the new calendar year.

                  (2) In addition to the above, if, during any particular calendar year, there is a change in the information on which Landlord's Accountants based the estimate upon which Tenant is then making its estimated rental payments so that such estimate furnished to Tenant is


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no longer accurate, Landlord shall be permitted to revise such estimate by notifying Tenant and there shall be such adjustments made in the monthly rental on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly rent then being paid by Tenant for the balance of the calendar year (but in no event shall any such decrease result in a reduction of the rent below the Base Rent), as well as an appropriate adjustment in cash based upon the amount theretofore paid by Tenant during such particular calendar year pursuant to the prior estimate.

                  (3) In the event the Rentable Area is not fully occupied during any particular calendar year, Landlord's Accountants may adjust those Operating Expenses which are affected by the occupancy rates for the particular calendar year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of all such Rentable Area.

                  (4) If the calendar year is not concurrent with the Lease Year, Landlord shall, at any time during the Primary Lease Term, or any extensions thereof, make all adjustments provided for in this Paragraph S with an appropriate proration for the Lease Year in which the Primary Lease Term or any extension begins or ends. In addition, Landlord may elect at any time during the Primary Lease Term or any extensions thereof to make all adjustments provided for in this Paragraph 5 on a Fiscal Year basis with an appropriate proration for the calendar year in which such conversion is made and in which the term ends and all references in this Lease to calendar year shall thereafter be deemed to refer to "Fiscal Year."

                  (5) Landlord's and Tenant's responsibilities with respect to the Operating Expense adjustment described herein shall survive the expiration or early termination of this Lease.

         C. If Tenant shall dispute the amount of an adjustment submitted by Landlord's Accountants or the proposed estimated increase or decrease on the basis of which Tenant's rent is to be adjusted as provided in subparagraph B above, Tenant shall give Landlord written notice of such dispute within thirty
(30) days after Landlord's Accountants advise Tenant of such adjustment or proposed increase or decrease. If Tenant does not give Landlord such notice within such time, Tenant shall have waived its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own certified public accountants ("Tenant's Accountants") for the purpose of verifying the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord's Accountants and Tenant's Accountants shall endeavor to agree upon the matter, failing which the parties shall settle the dispute by judicial action or in such other manner as they agree. All costs incurred by Tenant in obtaining its own accountants shall be paid for by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord's Accountants (or found to have occurred in a judicial action), of more than seven percent (7%) in the computation of the total amount of Operating Expenses as set forth in the statement submitted by Landlord's Accountants which is challenged, in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audit. Notwithstanding the pendency of any dispute over any particular statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of rent determined by Landlord's Accountants until


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the adjustment has been determined to be incorrect as aforesaid. If it shall be determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant. Delay by Landlord or Landlord's Accountants in submitting any statement contemplated herein for any calendar year shall not affect the provisions of this Paragraph 5 or constitute a waiver of Landlord's rights as set forth herein for said calendar year or any subsequent calendar years during the Primary Lease Tent and any extensions thereof.

         D. Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord's Accountants determine that an adjustment should be made in making the computations herein provided for, Landlord's Accountants shall be permitted to modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular calendar year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord's Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Paragraph 5 as shall be reasonably necessary to achieve the intention of the parties hereto.

         E. "Landlord's Accountants" shall mean that individual or firm employed by Landlord from time to time to keep the books and records for the Building, and/or to prepare the federal and state income tax returns for Landlord with respect to the Building, all of which books and records shall be certified to by an appropriate representative of Landlord.

6. SERVICES

         A. Subject to the provisions of subparagraph D below, Landlord, without charge, except as provided herein, and in accordance with standards from time to time prevailing for the Building, agrees: (1) to furnish running water at those points of supply for general use of tenants of the Building; (2) to furnish to public areas of the Building heated or cooled air (as applicable), electrical current, janitorial services, and maintenance to the extent Landlord deems necessary; (3) to furnish, during Ordinary Business Hours, as hereinafter defined, such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises, provided that the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant and, with respect to cooled air, provided the same is used only for standard office use; (4) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (except in the case of emergencies or repair); (5) to provide janitorial services for the Premises to the extent of the Building Standard tenant finish work items contained therein (including such window washing of the outside of exterior windows as may, in the judgment of Landlord, be reasonably required), but unless and until the Building Standard changes, such janitorial services shall be provided after Ordinary Business Hours on Monday through Friday only, except for Legal Holidays; and (7) to cause electric current to be supplied to the Premises for all of Tenant's Standard Electrical Usage, as hereinafter defined. "Tenant's Standard Electrical


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Usage," as used herein; shall mean and refer to electrical usage for standard lighting and ordinary office usage including desk-top computers and office machines. "Ordinary Business Hours" as used herein shall mean and refer to 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 an. to 1:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays," as used herein, shall mean New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may be hereafter established by the United States Government.

         B. "Excess Usage" shall be defined as any service usage (1) during other than Ordinary Business Hours; or (2) in an amount in excess of Tenant's Standard Electrical Usage; or (3) for "Special Equipment"; or (4) for HVAC services during other than Ordinary Business Hours. "Special Equipment," as used herein, shall mean (a) any equipment consuming more than 0.5 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units. Tenant shall reimburse Landlord for reasonable costs incurred by Landlord in providing services for Excess Usage, which costs are subject to change from time to time. Such reasonable costs will include Landlord's costs for materials, additional wear and tear on equipment, utilities, and labor (including fringe and overhead costs). Computation of Landlord's cost for providing such services will be made by Landlord's engineer. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord may determine is necessary, as a result of Tenant's Excess Usage. Prior to installation or use by Tenant of any equipment which will result in Excess Usage or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent therefor. In addition to the foregoing, Landlord, at its option or upon written request of Tenant, may install, at Tenant's sole cost and expense, a check meter and/or flow meter to assist in determining the cost to Landlord of Tenant's Excess Usage. If Tenant desires electric current and/or heated or cooled air to the Premises during periods other than Ordinary Business Hours, Landlord will use reasonable efforts to supply the same, but at the expense of Tenant, at Landlord's standard rate as established by it, from time to time, for such services which as of the date hereof is $50.00 per hour. Not less than forty-eight (48) hours' prior notice shall be given by Tenant to Landlord of Tenant's desire for such services. It is also understood and agreed that Tenant shall pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than Building Standard lighting.

         C. If Tenant requires janitorial services other than those required to be provided to other tenants of the Building generally, Tenant shall separately pay for such services monthly upon billings by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company furnishing janitorial services to Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord's prior written consent and such rules, regulations and requirements as Landlord may impose (including but not limited to the requirement that such janitors belong to a trade union), to employ janitors, other than those employed by Landlord, to perform such additional services.


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         D. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, elevator) electrical, janitorial, lighting or other services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules, or regulations, including regulations of any utility now or hereafter in force or effect, it being understood that Landlord may discontinue, reduce, or curtail such services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, or rules and regulations or due to any other happening beyond the control of Landlord. In the event of any interruption, reduction, or discontinuance of Landlord's services (either temporary or permanent), Landlord shall not be liable for damages to person or property as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant; or cause or permit an abatement, reduction or setoff of rent; or operate to release Tenant from any of Tenant's obligations hereunder.

         E. Tenant agrees to notify promptly the Landlord or its representative of any accidents or defects in the Building of which Tenant becomes aware including defects in pipes, electric wiring, and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the Building or any person or property therein.

         F. Landlord shall have the right at any time and from time to time during the Lease Term to contract for utility services from any company providing such services as Landlord may select in its sole opinion. Such selection right includes the control or limit access to any companies providing electricity service, telephone service or any other service utilized by the Building systems. Additionally, Landlord shall have sole control of the roof top and central service points from which Tenant's electrical or telecommunication services, including computers, are to be attached. Tenant shall be solely responsible for the costs of all such connections related to Tenant's telephone or telecommunication services.

7. QUIET ENJOYMENT

         So long as Tenant complies with the provisions hereof, Tenant shall be entitled to the quiet enjoyment and peaceful possession of the Premises, subject to the terms and provisions of the Lease.

8. DEPOSIT

         It is agreed that, concurrently with the execution of this Lease, Tenant has deposited with Landlord and will keep on deposit at all times during the term of this Lease, the Security Deposit, the receipt of which is hereby acknowledged, as security for the payment by Tenant of all rent and other amounts herein agreed to be paid and for the faithful performance of all the terms, conditions, and covenants of this Lease. If, at any time during the term of this Lease, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right to use said deposit, or so much thereof as necessary, in payment of any rent or other amount in default as aforesaid, in reimbursement of any expense incurred by Landlord, and in



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payment of any damages incurred by Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to an amount equal to: (i) the Base Rent if Tenant's default occurs thereafter, plus the monthly amount of Tenant's Pro Rata Share of increases in Operating Expenses then payable by Tenant pursuant to Paragraph 5.B hereof, times (ii) the number of months' worth of Base Rent represented by the initial deposit. In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant or to whomever is then the holder of Tenant's interest in this Lease, without interest, sixty (60) days after full performance of this Lease by Tenant. Landlord shall have the right to commingle said deposit with other funds of Landlord. At Landlord's election, Landlord may elect to have the Security Deposit held by Landlord's manager in a separate security deposit trust, trustee or escrow account established and maintained by such manager with respect to certain security deposits of tenants within the Building. Unless Tenant is so notified, (i) Landlord will hold the Security Deposit and be responsible for its return; (ii) Tenant may request return of the Security Deposit by giving Landlord written notice in accordance with the provisions of the Lease, addressed to Landlord as provided in this Lease; and (iii) Landlord's manager, if there is one, agrees that in the event of a dispute over the ownership of the Security Deposit, the manager will not wrongfully withhold Landlord's true name and current mailing address from Tenant. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord's interest in the Premises in the event such interest be sold and, thereupon, Landlord shall be discharged from further liability with respect to such deposit. Tenant agrees that if a Mortgagee (as defined in Paragraph 21) succeeds to Landlord's interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant shall have no claim against said Mortgagee for the Security Deposit, or any portion thereof, unless such Mortgagee has actually received the same from Landlord. If claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims.

9. CHARACTER OF OCCUPANCY

         Tenant covenants and agrees to occupy the Premises for the Permitted Use and for no other purpose, and to use them in a careful, safe, and proper mariner; to pay on demand for any damage to the Premises caused by misuse or abuse thereof by Tenant, Tenant's agents or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant. Tenant, at Tenant's expense, shall comply with all laws, codes, rules, and regulations of the United States, the State of Colorado, or any applicable municipality, governmental or quasi-governmental entity, including those relating to pollution, hazardous and toxic material control and/or environmental contamination ("Applicable Laws") now in effect, or which may hereafter be in effect, (i) which shall impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises; (ii) regarding the physical condition of the Premises, but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Premises; or (iii) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy. Tenant shall not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Premises. Tenant, its agents, employees, contractors or invitees shall not store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance which may be prohibited by any insurance policy in force from time to time covering the Building. Tenant, its agents, employees, contractors or invitees shall not keep, store, generate or dispose of on, in or from the Premises, the Building or the Shopping Center any substance which may be deemed a hazardous substance, toxic material, hazardous, toxic or infectious waste under any state, local or federal rule, statute, law, regulation or ordinance as may be promulgated or amended from time to time, except for limited quantities used or stored in the Premises required in connection with routine office operation and maintenance (and then only in compliance with any Applicable Laws).

10. MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD

         A. Unless otherwise expressly provided herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Primary Lease Tent, or any extension thereof, except: (i) such repairs to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building Standard) as may be deemed necessary by Landlord for normal maintenance operations of the Building and/or Shopping Center; and (ii) upkeep, maintenance, and repairs to all Common Areas in the Building and/or Shopping Center so long as the need for any such repair is not the result of Tenant's negligence.

         B. Tenant covenants and agrees to permit Landlord at any time to enter the Premises to examine and inspect the same or, if Landlord so elects, to perform any obligations of Tenant hereunder which Tenant shall fail to perform or to perform such cleaning, maintenance, janitorial services, repairs, additions, or alterations as Landlord may deem necessary or proper for the safety, improvement, or preservation of the Premises or of other portions of the Building and/or Shopping Center or as may be required by governmental authorities through any code, rule, regulation, ordinance, and/or law. Any such reentry shall not constitute an eviction or entitle Tenant to abatement of rent. Furthermore, Landlord shall at all times have the right at Landlord's election to make such alterations or changes in other portions of the Building and/or Shopping Center as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant's use and occupancy of the Premises. Landlord may use one or more of the street entrances to the Building and such public areas thereof as may be necessary, in Landlord's determination to complete such alterations or changes.

11. ALTERATIONS AND REPAIRS BY TENANT

         A. Tenant covenants and agrees not to make any Alterations in or additions to the Premises (subsequent to the work in the Premises performed by Landlord pursuant to the Work Letter), including installation of any equipment or machinery therein which requires modification of or additions to any existing electrical outlet or which would increase Tenant's usage of electricity beyond Tenant's Standard Electrical Usage (all such alterations are referred to herein collectively as "Alterations") without in each such instance first obtaining the written consent of Landlord. Landlord's consent to any Alterations by Tenant or Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities now in effect or which may hereafter be in effect. Tenant, at its expense, shall pay all engineering and design costs incurred by Landlord attributable to the Alterations and obtain all necessary governmental permits and certificates required for any Alterations to which Landlord has consented and shall cause such alterations to be completed in compliance therewith and with all applicable laws and requirements of public authorities and all applicable requirements of Landlord's insurance carriers. All Alterations which Tenant is permitted to make shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the original installations in the Premises. All repair and maintenance work required to be performed by Tenant pursuant to the provisions of subparagraph B below and any Alterations permitted by Landlord pursuant to the provisions hereof; including, but not limited to, any installations desired by Tenant for Tenant's telegraphic, telephonic or electrical connections, shall be done at Tenant's expense by Landlord's employees or, with Landlord's consent by persons requested by Tenant and authorized in writing by Landlord; provided, however if such work is performed by persons who are not employees of Landlord, Tenant shall pay to Landlord, upon receipt of billing therefor, the costs for supervision and control of such persons as Landlord may determine to be necessary. If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, on request, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen's compensation, public liability insurance, and property damage insurance, all in the amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord and any Mortgagee (as defined in Paragraph 21) as an additional insured. Each such certificate shall provide that the same may not be canceled or modified without ten (10) days' prior written notice to Landlord and such Mortgagee. Further, Landlord and such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary. Alterations, repair, and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants' use of their premises.

         B. Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as when they were entered upon, loss by fire or other casualty or ordinary wear excepted. Subject to Landlord's obligation to make repairs in the event of certain casualties, as set forth in Paragraph 18 below, Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears out during the term hereof regardless of the cause therefor, including but not limited to, carpeting, draperies, window coverings, wall coverings, painting or any of Tenant's property or betterments in the Premises.

         C. All Alterations and permanent fixtures installed in the Premises, including, by way of illustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance, or injury at the end of the Primary Lease Term, or any extension thereof; whether by lapse of time or otherwise, unless Landlord by notice given to Tenant no later than fifteen (15) days prior to the end of the term shall elect to have Tenant remove all or any of the Alterations, and in such event, Tenant shall promptly remove at Tenant's expense the Alterations specified by Landlord and restore the Premises to their condition prior to the making of the same, reasonable wear and tear excepted.

         D. All Alterations, movable furniture and personal effects of Tenant not removed from the Premises upon the vacation, abandonment thereof or upon the expiration or termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor and Tenant shall pay Landlord all expenses incurred in connection with the disposition of such property. Tenant shall pay Landlord all expenses incurred in connection with removal of such property, including, but not limited to, the cost of repairing any damage to the Premises caused by the removal of such property. Tenant's obligations hereunder shall survive the expiration or other termination of the Lease.

12. MECHANICS' LIENS

         Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises (including work performed by Landlord or its contractor at Tenant's request following the commencement of the Primary Lease Term) of a character which will or may result in liens on Landlord's interest therein and Tenant will keep the Premises free and clear of all mechanics' liens, and other liens on account of work done far Tenant or persons claiming under it, excluding any finish work performed by Landlord pursuant to the Work Letter. Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damage, costs, or expenses, including attorneys' fees, on account of any claims of any nature whatsoever including claims or liens of laborers or materialmen or others for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant Should Tenant receive any notice of intent to file a lien, Tenant shall deliver a copy of such notice to Landlord and shall promptly resolve the claim. Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced as a result of such work (which term includes the supplying of materials), Tenant shall cause such liens to be removed of record within five (5) days after the filing or recording of such liens, If Tenant desires to contest any claim of lien. Tenant shall furnish to Landlord adequate security of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest or, at Tenant's option, file a bond with the appropriate court and obtain a release of the lien pursuant to Section 38-22-131, C.R.S. If a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once if Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed and shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

13. SUBLETTING AND ASSIGNMENT

         A. Tenant shall neither sublet any part of the Premises nor assign this Lease or any interest herein without the written consent of Landlord first being obtained, which consent, as to any subletting of less than twenty-five percent (25%) of the Premises, will not be unreasonably withheld provided that: (i) Tenant has complied with the provision of subparagraph C below and Landlord has declined to exercise its rights thereunder; (ii) the proposed subtenant or assignee is engaged in a business and the Premises will be used in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use tights granted to any other tenant; (iii) the proposed subtenant or assignee has reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable evidence thereof; (iv) Tenant is not in default hereunder at the time it makes its request for such consent; (v) the proposed subtenant or assignee is not a governmental or quasi-governmental agency; (vi) the proposed subtenant or assignee is not a tenant under, or is not currently negotiating, a lease with Landlord in any Building owned by Landlord in the Denver metropolitan area (including the Building); or (vii) the rent under such sublease or assignment is not less than the rent to be paid by Tenant for such space under the Lease and is not less than 85% of the rental rate then being offered by Landlord for similar space in the Building. Notwithstanding anything contained herein to the contrary, Tenant acknowledges that if the use of the Premises by any proposed subtenant or assignee would require compliance by Landlord and the Building with any current or future laws to a greater extent than that required prior to the proposed occupancy by such subtenant or assignee, Landlord, at its sole option, may refuse to grant such consent, unless, as an express condition thereof, Tenant and/or such assignee or subtenant hears the entire cost of such greater compliance. A sale by Tenant of all or substantially all of its assets or all or substantially all of its stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of twenty-five percent (25%) or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of twenty-five percent (25%) or more of the beneficial ownership interests in a partnership tenant shall constitute an assignment hereunder.

         B. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect the rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed an acceptance of the assignee, subtenant or occupant as the Tenant hereof or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained. Consent by Landlord to any one assignment or sublease shall not in any way be construed as relieving Tenant from obtaining the Landlord's express written consent to any further assignment or sublease. Notwithstanding the consent of Landlord to any sublease or assignment, Tenant shall not be relieved from its primary obligations hereunder to Landlord, including, but not limited to the payment of all Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses. Landlords consent to any requested sublease or assignment shall not waive Landlord's right to refuse to consent to any other such request or to terminate this Lease if such request is made, all as provided herein. If Tenant collects any rental or other amounts from a subtenant or assignee in excess of the Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses for any monthly period, Tenant shall pay to Landlord on a monthly basis, as and when Tenant receives the same, all such excess amounts received by Tenant.

         C. Notwithstanding anything contained in this Paragraph 13 to the contrary, in the event Tenant requests Landlord's consent to sublet twenty-five percent (25%) or more of the Premises or to assign twenty-five percent (25%) or more of its interest in this Lease, Landlord shall have the right to; (i) consent to such sublease or assignment in its sole discretion; (ii) refuse to grant such consent in Landlord's sole discretion; or (iii) refuse to grant such consent and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within fifteen (15) days after notice of Landlord's exercise of its right to terminate to withdraw Tenant's request for such consent and remain in possession of the Premises under the terms and conditions hereof. In the event the Lease is terminated as set forth herein, such termination shall be effective as of the date set forth in a written notice from Landlord to Tenant, which date shall in no event be more than thirty (30) days following such notice.

         D. Tenant hereby agrees that in the event it desires to sublease all or any portion of the Premises or assign this Lease to any party, in whole or in part, Tenant shall notify Landlord not less than ninety (90) days prior to the date Tenant desires to sublease such portion of the Premises or assign this Lease ("Tenant's Notice"). Tenant's Notice shall set forth the description of the portion of the Premises to be so sublet or assigned and the terms and conditions on which Tenant desires to sublet the Premises or assign this Lease. Landlord shall have sixty (60) days following receipt of Tenant's Notice within which to attempt to sublet the Premises or assign this Lease on Tenant's behalf (or to exercise Landlord's rights pursuant to subparagraph C above if Tenant's Notice discloses that twenty-five percent (25%) or more of the Premises is involved). In the event that the space covered by Tenants Notice is leased by Landlord, rent and other sums due from the subtenant in accordance with the sublease shall be paid to Tenant for Tenant's account and Landlord shall have no responsibility whatsoever for the observance and performance by such subtenant of its obligations under its sublease with Tenant. Landlord shall be under no obligation to find a prospective subtenant or assignee. If Landlord is unwilling or unable to locate a subtenant or assignee (and, if applicable, declines to exercise its rights pursuant to subparagraph C above), Landlord will notify Tenant not later than sixty (60) days after the date Landlord receives Tenant's Notice and Tenant shall be free to sublet the portion of the Premises in question or assign the applicable portion of its interest in this Lease to any third party on terms substantially identical to those described in Tenant's Notice, subject to Landlord's consent as set forth in subparagraph A above. If Tenant is unable to sublet said portion of the Premises or assign the applicable portion of its interest in this Lease on said tents and conditions within one hundred twenty (120) days following its original notice to Landlord, Tenant agrees to reoffer the Premises to Landlord in accordance with the provisions hereof prior to leasing or assigning the same to any third party.

         E. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel. Tenant shall pay on demand all of Landlord's costs and expenses, including reasonable attorneys' fees, incurred in determining whether or not to consent to any requested sublease or assignment and in reviewing and approving such documentation.

         F. Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States may have certain rights to assume or assign this Lease. If a trustee in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party, the Base Rent to be paid hereunder by such party shall be increased to the then current Base Rent (if greater than then being paid for the Premises) which Landlord would charge for comparable space in the Building as of the date of such third party's occupancy of the Premises. Landlord and Tenant further understand that in any event Landlord is entitled under the Bankruptcy Code to Adequate Assurance of future performance of the terms and provisions of this Lease. For purposes of any such assumption or assignment, the parties hereto agree that the term "Adequate Assurance" shall include at least the following:

                  (1) In order to assure Landlord that the proposed assignee will have the resources with which to pay the rent called for herein, any proposed assignee must have as demonstrated to Landlord's satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the date this Lease became effective increased by seven percent (7%), compounded annually, for each year from the Lease Commencement Date through the date of the proposed assignment. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

                  (2) Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions, and covenants of this Lease.

14. DAMAGE TO PROPERTY

         Tenant shall neither hold nor attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building and/or the Shopping Center not herein demised, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise and the keeping or storing of all property of Tenant in the Building, the Shopping Center and/or Premises shall be at the sole risk of Tenant.

15. INDEMNITY OF LANDLORD

         Tenant hereby agrees to indemnify, defend, and save Landlord, its agents and employees harmless of and from all liabilities, losses, damages, costs, or expenses, including attorneys' fees, fines, penalties, judgments, or obligations that the Landlord may sustain or on account of injuries to the person or property of Landlord, its agents or employees or of any other tenant in the Building or Shopping Center or to any other person rightfully in said Building or Shopping Center for any purpose whatsoever, where the injuries are caused by the negligence or misconduct by the Tenant, Tenant's agents, servants, employees, subtenants, assignees or of any other person entering upon the Premises under express or implied invitation of Tenant or where such injuries are the result of the violation of the provisions of this Lease by any of such persons. This indemnity shall survive termination or expiration of this Lease.

16. SURRENDER AND NOTICE

         Upon the expiration or other termination of the term of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted unless due to the negligence of Tenant, and Tenant shall remove all of its movable furniture and other effects and such. Alterations, as Landlord shall require Tenant to remove as described in Paragraph 11 hereof. In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises.

17. INSURANCE

         A. Subject to reimbursement as provided in Paragraph 5 herein, Landlord shall maintain casualty insurance on the shell and core of the Building, on the Premises to the extent of Building Standard tenant finish provided by Landlord to tenants in the Building from time to time and in the Shopping Center, in such amounts, from such companies, and on such terms and conditions, including loss of rental insurance for such period of time as Landlord deems appropriate, from time to time.

         B. Tenant shall obtain and maintain throughout the terra of this Lease "all risk" or "multi-peril" insurance on and for the full cost of replacement of all of Tenant's property and betterments in the Premises, including, without limitation all furniture, fixtures, personal property and all tenant finish in excess of Building Standard items.

         C. In addition to the above, Tenant shall obtain and maintain throughout the term of this Lease a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the State of Colorado, with a single limit of not less than One Million Dollars ($1,000,000.00). All such policies shall name Landlord as an additional insured. Each such policy shall provide that the same may not be canceled or modified without at least twenty
(20) days' prior written notice to Landlord and any Mortgagee (as defined in Paragraph 21). Prior to occupancy of the Premises, and thereafter from time to time, Tenant shall deliver certificates evidencing that such insurance, as required under this Paragraph 17, is in force and effect. The limits of said insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

         D. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other, their officers, agents and employees occurring as a result of the use and occupancy of the Premises for: (i) any loss of its property capable of being insured against by "all risk" or "multi-peril" insurance coverage whether carried or not, excluding from such waiver, in the case of the Landlord, the deductible amounts under any applicable "all-risk" or "multi-peril" insurance; (ii) all loss, cost, damage, or expense arising out of or due to any interruption of business (regardless of the cause therefor), increased or additional costs of operation of business or other costs or expenses whether similar or dissimilar which are capable of being insured against under business interruption insurance whether or not carried. Each party shall apply to its insurers to obtain said waivers and obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver and shall bear the cost therefor.

18. CASUALTY AND RESTORATION OF PREMISES

         A. If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty (180) working days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage and Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent, duly apportioned, up to the time of such termination of this Lease. If, however, the damage shall be such that said architect shall certify within said sixty (60) day period that the Premises can be made tenantable within said one hundred eighty (180) day period, then, except as hereinafter provided, Landlord shall repair the damage so done (to the extent of the Building Standard tenant finish allowance then provided by Landlord to tenants in the Building) with all reasonable speed.

         B. If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of one hundred eighty (180) days, then, Landlord, after receiving notice in writing of the occurrence of the casualty, except as hereafter provided, shall cause the same to be repaired to the extent of the base tenant finish per the then-current standard allowance provided by Landlord to tenants in the Building with reasonable promptness. If the estimated repair period as established in accordance with the provisions of subparagraph A above exceeds one hundred eighty (180) days, then the provisions of subparagraph A shall control notwithstanding the fact that the Premises are not wholly untenantable.

         C. In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said one hundred eighty (180) days), that, within sixty (60) days after the happening of such injury, Landlord shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent, properly apportioned up to such date, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder.


         D. Provided that the casualty is not the fault of Tenant, Tenant's agents, servants, or employees, Tenant's rent shall abate during any such period of repair and restoration, but only to the extent of any recovery by Landlord under its rental insurance related to the Premises in the same proportion that the part of the Premises rendered untenantable bears to the whole.

19. CONDEMNATION

         If the entire Premises or substantially all of the Premises or any portion of the Building which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and. terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender the Premises and all interest therein under this Lease to Landlord and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. In the event less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to said taking, unless Landlord elects not to reconstruct or rebuild as described in subparagraph C of Paragraph 18 above. In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building so taken.

20. DEFAULT BY TENANT

         A. Each one of the following events is herein referred to as an "Event of Default":

                  (1) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder on the date such sums are due after five (5) days' written notice by Landlord:

                  (2) Tenant shall vacate or abandon the Premises;

                  (3) This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Paragraph 13;

                  (4) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

                  (5) The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal

Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the adjudication that the Tenant is insolvent or bankrupt or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant;

                  (6) The filing of any petition or the commencement of any case or proceeding described in subparagraph (5) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty
(60) days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment;

                  (7) The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant generally to pay its debts as they mature;

                  (8) The admission in writing by Tenant, or any partner of Tenant if Tenant is a partnership, that it is unable to pay his debts as they mature or he is generally not paying his debts as they mature;

                  (9) Tenant shall fail to take possession of the Premises on the date the Primary Lease Term commences;

                  (10) Tenant shall fail to perform any of the other agreements terms, covenants, or conditions hereof on Tenant's part to be performed and such non-performance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion; provided, however, if Tenant fails to perform any of the other agreements, covenants or conditions hereof repeatedly during the term of this Lease, Tenant shall no longer have the opportunity to cure any subsequent failure and an Event of Default shall be deemed to have occurred immediately upon such failure.

         B. If any one or more Event of Default shall happen, then Landlord shall have the right at Landlord's election, then or at any tine thereafter, either:

                  (1) (a) Without demand or notice, to reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this subparagraph (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord's or

Tenant's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its absolute discretion, may determine and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

                  (b) If Landlord elects to take possession of the Premises as provided in this subparagraph (1) without terminating the Lease, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

         (2) To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant's liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subparagraph
(2), Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this

Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term hereof over the then Reasonable Rental Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. It is agreed that the Reasonable Rental Value" shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the term.

         C. Suit or suits for the recovery of the rents and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any rent or other amount and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant. Further if an action is brought pursuant to the terms and provisions of the Lease, the prevailing party in such action shall be entitled to recover from the other party any and all reasonable attorneys' fees incurred by such prevailing party in connection with such action.

         D. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant and no breach thereof shall be waived, altered, or modified, except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

         E. Nothing contained in this Paragraph 20 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Paragraph. Notwithstanding anything contained in this Paragraph to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

         F. Any rents or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate of three percentage points over the Prime Rate then being charged by Commercial Federal Savings Bank, or its successor, to its most credit-worthy customers on an unsecured basis for short term loans (the "Prime Rate") or the highest rate permitted by applicable usury law, whichever is lower, until paid. Further, in the event any rents or other amounts owing hereunder are not paid within five (5) days after written notice, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional, one-time late charge for any such late payment in the amount of five percent (5%) of such payment. Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right but not the obligation to do, shall, if not repaid by Tenant within five (5) days of demand by Landlord, thereafter bear interest at the rate of three percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid.

         G. Tenant and Landlord hereby waive (to the extent allowed by law) any and all rights to a trial by jury in suit or suits brought to enforce any provision of this Lease or arising out of or concerning the provisions of this Lease.

         H. Subject to any prior purchase money security interests granted by Tenant, Tenant hereby conveys to Landlord all of Tenants property situated on the Premises as security for the payment of all rents and other amounts due or to become due hereunder, and Tenant shall execute such documents as Landlord may reasonably require to evidence and perfect Landlord's security interest therein. For this purpose, this Lease shall be considered to be a security agreement covering such personal property and Landlord, upon the occurrence of an Event of Default under this Paragraph 20 hereof, may exercise any rights of a secured party under the Uniform Commercial Code of the State of Colorado. Such security interest shall be prior and superior to any other security interest except an existing purchase money security interest. Tenant's property shall not be removed from the Premises without the consent of Landlord, except to the extent, such property is replaced with an item of equal or greater value (and Landlord's security interest shall extend to such replacements and to the proceeds of all such property).

21. DEFAULT BY LANDLORD

         In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to any holder of a Mortgage and/or Trust Deed affecting all or any portion of the Shopping Center ("Mortgagees"), as hereafter provided. Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees. Tenant farther agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

22. SUBORDINATION AND ATTORNMENT

         A. This Lease, at Landlord's option, shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Building and/or Shopping Center, or any portion thereof), including any amendment, modification, or restatement of any of such documents, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination.

         B. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder's mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

         C. In confirmation of such subordination or superior position, as the case may be, Tenant agrees to execute such documents as may be required by Landlord or its Mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to evidence that this Lease is prior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand.

         D. Tenant hereby agrees to attorn to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise.

23. HOLDING OVER: TENANCY MONTH-TO-MONTH

         If, after the expiration of this Lease, Tenant shall remain in possession of the Premises and continue to pay rent, and Landlord shall accept such rent, without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding upon a tenancy from month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rent equivalent to one hundred fifty percent (150%) of the monthly installments paid by Tenant immediately prior to such expiration or the Current Market Rental Rate for the Premises, whichever is greater. All such rent shall be payable in advance on the same day of each calendar month. Such month-to-month tenancy may be terminated by either party by not less than ten (10) days' notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of the term hereof or as relieving Tenant of its liability pursuant to Paragraph 16 and any holdover without Landlord's consent shall be deemed a default hereunder entitling Landlord to all of its rights and remedies set forth in Paragraph 20 above, including, without limitation, its right to recover consequential damages resulting from said holdover.

24. PAYMENTS AFTER TERMINATION

         No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant shall reinstate, continue, or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due or any other sums of money due under the terms of this Lease or otherwise exercise Landlord's rights and remedies hereunder and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

25. STATEMENT OF PERFORMANCE

         Tenant agrees at any time and from time to time, upon not less than ten
(10) days' prior written request by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in fall force and effect (or, if there have been modifications, that the same is in fall force and. effect as modified and stating the modifications), that there' have been no defaults thereunder by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other information as Landlord may request. It is intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein or a holder of any mortgage or deed of trust encumbering the Shopping Center. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect) without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more than one (1) month's rent has been paid in advance. Further, upon request, Tenant will supply to Landlord a corporate or partnership resolution, as the case may be, certifying that the party signing said statement of Tenant is properly authorized to do so.

26. MISCELLANEOUS

         A. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question and, in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

         B. The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

         C. The Tenant agrees that, for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, the halls, passageways, and elevators of the Building.

         D. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building and/or Shopping Center or any portion thereof and an opportunity granted to Landlord and such holder to correct such violation as provided in Paragraph 21 above.

         E. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

         F. The caption of each paragraph is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

         G. Except as herein specifically set forth, all terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns. The terms, conditions, and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law.

         H. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree, upon request, to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.

         I. If there are more than one entity or person which or who are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

         J. No act or thing done by Landlord or Landlord's agents during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord, unless such act or thing shall be by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act The delivery of keys to Landlord, or Landlord's agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and all other amounts owing, as herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent or other amounts nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

         K. Landlord shall have the right at any time to change the name of the Building and/or Shopping Center, to increase the size of the Building and/or Shopping Center by adding additional real property thereto, to construct other buildings or improvements on any portion of the Building and/or Shopping Center or to change the location and/or character of or to make alterations of or additions to the Building and/or Shopping Center. In the event any such additional buildings are constructed or Landlord increases the size of the Building and/or Shopping Center, Landlord and Tenant shall execute an Amendment to Lease which incorporates such modifications, additions, and adjustments to Tenant's Pro Rata Share, if necessary. Tenant shall not use the Building's and/or Shopping Center's name for any purpose other than as a part of its business address. Any use of such name in the designation of Tenant's business shall constitute a default under this Lease.

         L. Tenant covenants and agrees that no diminution of light, air, or view of or from the Building or any other building (whether or not constructed or owned by Landlord) shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant's obligations hereunder.

         M. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to Landlord's interest in the Building.

         N. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, its agents or employees, except such as are expressed herein and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

         O. Landlord agrees to maintain certain parking areas for the non-exclusive use of Tenant, its employees and invitees. Such parking areas shall be considered to be Common Area and Landlord shall be entitled to reimbursement for all costs incurred in the operation, maintenance and repair of such Common Areas Tenant shall park all vehicles used by Tenant and its employees only in those areas which may be designated by Landlord from time to time for this purpose, if Landlord in its sole discretion chooses to make such designation. Tenant accepts the responsibility of monitoring that Tenant's employees park only in designated areas. Within five (5) days after receipt of written notice from Landlord, Tenant agrees to furnish Landlord the automobile descriptions and license numbers of Tenant's and its employees vehicles. If Tenant shall fail to obtain such an agreement and deliver it to Landlord or its agent, Tenant shall assume all obligations set forth in this subparagraph for such user. Landlord shall have the right to increase or reduce the Common Areas, including parking, to change the nature or purpose thereof, to rearrange the parking spaces and/or the improvements situated in Common Areas and may limit certain spaces for certain users, for example, visitors or the disabled. Landlord shall be entitled to make such changes in and to the Common Areas which Landlord, in its sole discretion, may deem to be desirable, provided, however, that Tenant's access to the Premises shall not be unreasonably impaired. Landlord shall not be liable to Tenant or its employees arising out of lack of availability of parking space for Tenant, its employees or invitees. Neither Landlord, its agents or employees shall be liable for any damage, fire, theft or loss to vehicles or other properties or persons while in the parking areas whether caused by theft, collision, moving vehicle, explosion, fire or any other activity or occurrence in such parking area. Tenant and/or its designated users of parking spaces assume the risk of such loss or damage and shall indemnify, defend and hold Landlord, its agents and employees harmless from any and all claims against and damages incurred by Landlord, its agents and employees arising from Tenant's or its designated users' use of parking spaces, including all costs, attorneys' fees, expenses and liabilities arising out of any such claim or action.

         P. Tenant agrees to make such modification and amendments of this Lease as may hereafter be required to conform to any lender's requirements, so long as such modifications or amendments will not increase Tenant's obligations hereunder or materially alter its rights as set forth herein.

         Q. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         R. This Lease shall be governed by and interpreted in accordance with the laws of the State of Colorado.

         S. As part of the services Landlord provides hereunder, Landlord may elect to provide a concierge or security guard for more efficient operation of the Building, and the cost therefor shall be included as an Operating Expense. Landlord is not obligated to provide such services at any time or for any length of time. Tenant expressly acknowledges that Landlord has not represented to Tenant that the Building is a secure building. Landlord shall not be responsible for the quality of any services which may be provided hereunder or for damage or injury to Tenant, its agents, employees, invitees or others or its betterments contained in the Building and/or Shopping Center or the Premises due to the failure, action or inaction of such persons.

         T. Tenant shall not record this Lease or a memorandum hereof. In the event that Tenant violates this provision, this Lease shall be null, void and of no further force and effect, at Landlord's option, except that Tenant shall be liable to Landlord, as liquidated damages, in the amount of the remaining rental to be paid hereunder.

27. AUTHORITIES FOR ACTION AND NOTICE

         A. Except as herein otherwise provided, Landlord may act in any manner provided for herein by and through Landlord's building manager or any other person who shall from time to time be designated in writing.

         B. All notices, demands, statements or communications required or permitted to be given to Landlord hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer of Landlord (or a partner of Landlord if Landlord is a partnership or to Landlord individually if Landlord is a sole proprietor), or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord's Notice Address or at the most recent address of which Landlord has notified Tenant in writing. All notices, demands, statements or communications required to be given to Tenant hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer of Tenant (or a partner of Tenant if Tenant is a partnership or to Tenant individually if Tenant is a sole proprietor) or manager of Tenant whose office is in the Building, when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises, or, prior to Tenant's taking possession of the Premises, to the address known to Landlord as Tenant's principal office address. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as the same may be amended from time to time.

28. RULES AND REGULATIONS

         It is further agreed that the rules and regulations set forth on Exhibit E attached hereto shall be and are hereby made a part of this Lease and Tenant agrees that Tenant's employees and agents or any others permitted by Tenant to occupy or enter the Premises will at all times abide by said rules and regulations. A breach of any of such rules or regulations shall be deeded an Event of Default under this Lease and Landlord shall have all remedies as set forth in Paragraph 20 hereof.

30. BROKERAGE

         Tenant hereby represents and warrants that Tenant has not employed any broker in regard to this Lease and that Tenant has no knowledge of any broker being instrumental in bringing about this Lease transaction, except Frederick Ross Company who has acted as Landlord's leasing agent. Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for brokerage or other commissions made by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant. Tenant acknowledges that Landlord shall not be liable for any representations by such brokers regarding the Premises, Building, Shopping Center, or this lease transaction.

31. TIME OF ESSENCE

         Time is of the essence herein.

32.      EXHIBITS

         All exhibits attached hereto are made a part hereof and incorporated herein by reference.

                                EXHIBITS TO LEASE

           X        Exhibit A       Floor Plan of Premises
         -----
           X        Exhibit A-I     Depiction of Retail Center and Office Bldgs.
         -----
           X        Exhibit B       Legal Description of Real Property
         -----
                    Exhibit C       Work Letter
         -----
                    Exhibit D       Commencement Certificate
         -----
           X        Exhibit E       Rules and Regulations
         -----
                    Exhibit F       Guaranty
         -----
           X        Exhibit G       Option to Extend
         -----
                    Exhibit H       Lease Addendum
         -----

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first above written.



COLUMBINE WEST LLC,                       By:  /s/ Alice M. Bier
                                               ---------------------------------
a Colorado limited liability company
                                          Its: Chief Operating Officer
                                               ---------------------------------

By:                                       Attest:
   ----------------------------------
       Authorized Representative
                                          By:
                                               ---------------------------------
              "Landlord"

                                          Its: /s/ EVP
                                               ---------------------------------
                                                          "Tenant"

State of Colorado     )
                      ) ss.
County of Boulder     )


On this the 10th day of July, 2001, before me, Frances Green, the undersigned officer, personally appeared Alice M. Bier, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained. In witness whereof, I hereunto set my hand and official seal.

                                               /s/ Frances Green
                                               ---------------------------------
                                               Notary Public

         My commission expires: August 6, 2001.

                               EXHIBIT E TO LEASE

                              RULES AND REGULATIONS


         1. The sidewalks, entries, passages, corridors, stairways and elevators of the Building Complex shall not be obstructed by Tenant or Tenant's agents or employees or used for any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access may be obtained only via the elevators in the lobby of the Building.

         2. Furniture, equipment, or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be reasonably prescribed by Landlord. The Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause said movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

         3. No safe or article, the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or damage to the Building or the Building's equipment, shall be moved into the Premises. Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Landlord and Landlord shall have the right to designate the location of such articles in the Premises.

         4. During the entire term of this Lease, Tenant shall, at Tenant's expense, install and maintain under each arid every caster chair a chair pad to protect the carpeting.

         5. No sign, advertisement, or notice shall be inscribed, painted, or affixed on any part of the inside or outside of the Building unless of such color, size, and style and in such place upon or in the Building as shall be first designated by Landlord in writing but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted, or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with names of tenants, not to exceed one (1) line, will be provided by Landlord. Any necessary revision in the directory will be made by Landlord at Tenant's expense within a reasonable time after notice from Tenant of the change making the revision necessary No furniture shall be placed in front of the Building or in any lobby or corridor of the Building (whether included wholly within the Premises, or otherwise), without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at the expense of Tenant.

         6. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, constitute a nuisance or waste, obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

         7. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of the janitor's staff or by any other person or persons whomsoever. The janitor of the Building may at all times keep a passkey and other agents of Landlord shall at all times be allowed admittance to the Premises.

         8. Water closets and other water fixtures shall not be used for any purpose other than that for which they were intended and any damage resulting to them from misuse on the part of Tenant or Tenant's agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

         9. No animals shall be allowed in the offices, halls, corridors, and elevators in the Building, except those guiding disabled persons. No person shall disturb the occupants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

         10. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, and elevators in the Building nor shall any obstruction of sidewalks or entrances of the Building be permitted.

         11. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant's agents or employees out of the windows or doors or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

         12. No additional lock or locks shall be placed by Tenant on any door in the Building, unless written consent of Landlord shall first have been obtained. Tenant shall have no right to rekey the Premises. Two keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made. Landlord shall supply Tenant with such additional keys as Tenant may require at Tenant's sole cost and expense. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms, or vaults.

         13. No window shades, blinds, screens, draperies, or other window coverings will be attached or detached by Tenant without Landlord's prior written consent Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and linings, or blinds at all windows and hallways.

         14. If any Tenant desires telegraphic, telephonic, or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced. Without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

         15. Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises. The use of oil, gas, or inflammable Liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

         16. Any painting or decorating, as may be agreed to be done by and at the expense of Landlord, shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, Legal Holidays, or outside of regular working boats, Tenant shall pay for the extra cost thereof.

         17. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building and any defacement, damage, or injury caused by Tenant or Tenant's agents or employees shall be paid for by Tenant.

         18. Landlord shall at all times have the right, by Landlord's officers or agents, to enter the Premises and show the same to persons wishing to lease them.

         19. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting, and peddling within the Building Complex. Tenant shall not grant any concessions, licenses or permission for the sale or taking orders for food or services or merchandising on the Premises nor install or permit the installation or use of any machinery or equipment for dispensing goods, foods or beverages in the Building Complex, except beverage machines intended for the use only by Tenant's employees, nor permit the preparation, serving, distribution or delivery of food or beverage in the Premises, except for the warming of pre-prepared food by Tenant's employees in microwave ovens.

Tenant agrees that Landlord may amend, modify, delete, or add new and additional reasonable rules and regulations of the use and care of the Premises and the Building Complex. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any of the rules and regulations herein set forth or any amendments, modifications, or additions thereto, Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant.

                                    EXHIBIT G

                                    TO LEASE

                                OPTION TO EXTEND


         As additional consideration for the covenants of Tenant hereunder, Landlord hereby grants unto Tenant an option (the "Option") to extend the Lease Term of the Lease for one (1) term of six (6) month each (the "Option Term"). The Option shall apply to all space then under the Lease at the time the Option Term would commence, and shall be on the following terms and conditions:

         1. Written notice of Tenant's interest in exercising the Option shall be given to Landlord no earlier than twelve (12) months and no later than sixty
(60) days prior to the expiration of the Lease Term ("Tenant's Notice"). Not later than thirty (30) days after receiving Tenant's Notice, Landlord shall give to Tenant notice of the terms, conditions and rental rate applicable during the Option Term, in accordance with Section 5 below ("Landlord's Notice).

         2. Tenant shall have fifteen (15) days following Tenant's receipt of Landlord's Notice within which to exercise the Option by delivering written notice of such exercise to Landlord under the toxins, conditions and rental rate set forth in landlord's Notice. If Tenant timely exercises the Option, the Lease shall be deemed extended; provided, however, at the request of either party, the parties shall execute an amendment to the Lease setting forth the terms of the extension.

         3. Unless Landlord is timely notified by Tenant in accordance with Sections 1 and 2 above, it shall be conclusively deemed that Tenant does not desire to exercise the Option, and the Lease shall expire in accordance with its terms, at the end of the Lease Term.

         4. Tenant's right to exercise its Option shall be conditioned on: (i) Tenant not being in default under the Lease at the time of exercise of the Option or at the time of the commencement of the Option Term; and (ii) Tenant not having subleased more than twenty-five percent (25%) of the Premises or assigned its interest under the Lease as of the commencement of the Option Term or having vacated more than twenty-five percent (25%) of the Premises.

         5. The Option granted hereunder shall be upon the terms and conditions set forth in the Lease (as long as no broker fees/commissions or leasing expenses are borne by Landlord).

         6. After exercise of, or failure to timely exercise, the Option above described, there shall be no further rights on the part of Tenant to extend the term of the Lease.